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                                                                 EXHIBIT NO. 11

                      ROTARY POWER INTERNATIONAL, INC.
                COMPUTATION OF INCOME (LOSS) PER COMMON SHARE


                                                          Nine Months
                                                       Ended September 30,
                                                   1999                1998
                                                   ----                ----
BASIC

Shares outstanding,
  beginning of period                           6,112,855            5,968,516

Weighted average number
  of shares issued,
  retired and issuable
  share equivalents                                55,556                  --
                                               ----------           ----------

Weighted average number
  of common and common
  equivalent shares
  outstanding                                   6,168,411            5,968,516
                                               ==========           ==========

Net loss                                      $  (974,010)         $  (803,025)
                                               ==========           ==========

Net loss per
  common share                                $     (0.16)         $     (0.13)
                                               ==========           ==========

DILUTED

Weighted average number
  of common and common
  equivalent shares
  outstanding as
  adjusted to full
  dilution                                      6,968,411            5,968,516
                                               ==========           ==========

Net loss                                      $  (974,010)         $  (803,025)
                                               ==========           ==========

Net loss per
  common share                                $     (0.14)*        $     (0.13)*
                                               ==========           ==========


* These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.